SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                 March 19, 2004

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events.

         We were informed via correspondence from the Department of the Army dated March 12 and 18, 2004 that they will begin withholding payment on 15 percent of undefinitized task order invoices related to services performed by our subcontractors under our LogCAP contract beginning April 30, 2004. Whether the Federal Acquisition Regulation allows the Department of the Army to withhold these amounts is complex and subject to interpretation. While we do not believe our LogCAP contract is subject to these provisions and are working with our customer to address this issue, we will adjust our applicable invoices for the 15 percent withholding beginning April 30, 2004 until the definitization process is completed, which we believe will be concluded in a matter of months. To the extent we are subject to the 15 percent withholding, we will withhold similar amounts from our subcontractors' invoices to us. As a result, we do not expect this to have a significant or sustained impact on our liquidity. The Department of the Army has also informed us that they may postpone the implementation date for another 30 days pending further review.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     March 19, 2004               By: /s/ Margaret E. Cariere
                                          ----------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary